World Gold Trust Services, LLC

444 Madison Avenue

New York, New York 10022

May 20, 2008

State Street Global Markets, LLC

One Lincoln Street

Boston, Massachusetts 02111

Re:	Change of the name of the streetTRACKS® Gold Trust to SPDR® Gold Trust

Reference is made to the Marketing Agent Agreement made as of November 16, 2004 (as amended, the “Marketing Agent Agreement”), by and between World Gold Trust Services, LLC (the “Sponsor”), a Delaware limited liability company, and State Street Global Markets, LLC (the “Marketing Agent”), a Delaware limited liability company, as amended by letter agreements dated March 14, 2005 and November 26, 2007, among the Sponsor, the Marketing Agent and World Gold Council, a not-for-profit association registered under Swiss law (“WGC”).

The Sponsor and the Marketing Agent wish to amend the Marketing Agent Agreement to reflect the change of the name of the streetTRACKS® Gold Trust to the SPDR® Gold Trust.

1. The definition of “Related Agreements” in Section 1 is hereby amended to read in its entirety as follows:

“Related Agreements” means the SPDR Sublicense and the WGC/WGTS License.

2. Section 3.2 is hereby amended to read in its entirety as follows:

3.2 Name of the Trust; Sublicense. For the term of this Agreement, the Sponsor shall cause the name of the Trust to be “SPDR® Gold Trust.” For purposes of carrying out its marketing and other activities under this Agreement and for the benefit of the Trust, the Marketing Agent and the Sponsor have entered into a sublicense agreement, substantially in the form of Exhibit A attached hereto (the “SPDR Sublicense”), granting the Marketing Agent a non-exclusive license to use the “SPDR®” registered trade mark.

3. Clause (ii) of Section 8.6 is hereby amended to read in its entirety as follows:

(ii) The parties shall, as soon as practical, take such actions as may be necessary to change the name of the Trust from “SPDR® Gold Trust” and to cease using the “SPDR® name for any other purpose connected with the Trust;

Except as otherwise set forth above, this letter agreement does not constitute an amendment, waiver or modification of any provision of the Marketing Agent Agreement.

This letter agreement shall be governed by the laws of the State of New York, without reference to the principles or rules of conflict of laws to the extent the laws of a different jurisdiction would be required thereby.

This letter agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same agreement. Facsimile signatures shall be acceptable and binding.

[Signature Page Follows]

If this letter correctly states our agreements, please indicate your approval and acceptance by signing on behalf of the Marketing Agent and State Street below and returning a duplicate copy of this letter to our attention.

Very truly yours,
WORLD GOLD TRUST SERVICES, LLC
By:
Name:
Title:

AGREED AND ACCEPTED

As of the date first set forth above:

STATE STREET GLOBAL MARKETS, LLC

By:
Name:
Title: